Exhibit 10.52
ARI / ARL RENT AND BUILDING SERVICES
EXTENSION AGREEMENT
     ARI / ARL RENT AND BUILDING SERVICES EXTENSION AGREEMENT (this “Extension Agreement”) made this 22nd day of February 2008, between AMERICAN RAILCAR INDUSTRIES, INC., a Delaware corporation (“ARI”), and AMERICAN RAILCAR LEASING LLC, a Delaware limited liability company (“ARL”), effective as of December 31, 2007 (the “Effective Date”).
RECITALS
     WHEREAS, ARI and ARL are parties to that certain Services Agreement dated as of April 1, 2005, as amended June 30, 2005 (the “Transitional Services Agreement”), pursuant to which among other things ARL agreed to provide ARI the ARL Services (as defined in the Transitional Services Agreement), which included, among other services being provided by ARL to ARI, the Rent and Building Services (as defined in the Transitional Services Agreement);
     WHEREAS, pursuant to that certain ARI / ARL Services Separation Agreement (the “Separation Agreement”) by and between ARI and ARL, effective as of December 31, 2006, ARI and ARL agreed, among other things, to terminate upon the terms and conditions stated in the Separation Agreement all of the ARL Services other than the Rent and Building Services;
     WHEREAS, pursuant to the Transitional Services Agreement, the Term (as defined in the Transitional Services Agreement) of the Rent and Building Services continued until December 31, 2007;
     WHEREAS, since December 31, 2007 ARL has continued to provide ARI the Rent and Building Services and ARI has continued to pay ARL Fees in consideration thereof; and
     WHEREAS, each of ARI and ARL desire to evidence in writing the parties’ extension of the Term of the Rent and Building Services beyond December 31, 2007;
     NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ARI and ARL agree as follows:
     1. Definitions. Unless otherwise defined herein, capitalized terms used in this Services Extension Agreement shall have the meanings ascribed to such terms in the Transitional Services Agreement, the Services Separation Agreement and/or as the context shall require.
     2. Rent and Building Services Extension. Notwithstanding anything to the contrary in (i) the Transitional Services Agreement, including without limitation Sections 3.1 and 3.2 thereof, or (ii) the Separation Agreement, including without limitation Section 2(c) thereof, ARI and ARL hereby agree that:

          (a) the Term of the Rent and Building Services shall extend beyond December 31, 2007 and shall persist unless and until otherwise terminated in accordance with subsection (c) below;
          (b) the Rent and Building Services shall be provided by ARL to ARI during the remainder of the Term on the same terms and conditions, including without limitation as to any Fees payable by ARI in consideration thereof, as were in effect immediately prior to the Effective Date of this Extension Agreement, unless and until otherwise mutually agreed by the parties in writing; and
          (c) the Term of the Rent and Building Services may be terminated by (i) either party upon six (6) months prior written notice to the other party or (ii) the parties in writing upon their mutual agreement.
     3. Entire Agreement; Modification and Waiver. Except as expressly modified herein, the terms of the Transitional Services Agreement and the Separation Agreement remain in full force and effect. No provision of this Extension Agreement may be waived, changed, altered, modified or amended in any respect without a writing to that effect, signed by both of the parties hereto.
     4. Communications. All notices, requests, demands, consents, approvals, reports, statements and other communications under this Extension Agreement shall be in writing and shall be deemed to have been given (a) upon receipt when delivered by hand, overnight delivery service or facsimile transmission with respect to which receipt has been acknowledged or (b) three (3) business days after mailing, by registered or certified mail, postage prepaid, return receipt requested or (c) upon delivery when delivered by email, and addressed to the party for whom intended at the following addresses or such changed address as such parties may have fixed by notice:
To ARL:
American Railcar Leasing LLC
100 Clark Street
St. Charles, Missouri 63301
Attention: Umesh Choksi, Chief Financial Officer
Telecopy no.: (636) 940-6044
Telephone no.: (636) 940-6000
Email: uchoksi@arleasing.com
To ARI:
American Railcar Industries, Inc.
100 Clark Street
St. Charles, Missouri 63301
Attention: William P. Benac, Senior Vice President, Chief Financial
Officer and Treasurer

Telecopy no.: (636) 940-6044
Telephone no.: (636) 940-6000
Email: wbenac@americanrailcar.com
provided, however, that any notice of change of address shall be effective only upon receipt.
     5. Counterparts. This Extension Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Signature Page Follows]

Executed as an instrument as of the date first above written.

AMERICAN RAILCAR LEASING LLC
By:	/s/ Harry L. McKinstry
	Name:	H.L. McKinstry
	Title:	V.P. Finance - Controller

AMERICAN RAILCAR INDUSTRIES, INC.
By:	/s/ James Cowan
	Name:	James Cowan
	Title:	Executive Vice President and COO

The undersigned hereby acknowledges
the extension of the Term
of the Rent and Building Services:

ST. CHARLES PROPERTIES, a Missouri partnership
By:	/s/ James J. Unger
	Name:	James J. Unger
	Title:	General Partner